SEC 1922
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       YantaiDahua Holdings Company Limited (formerly Equity Finance Holding
       ---------------------------------------------------------------------
                                  Corporation)
                                  ------------
             (Exact name of registrant as specified in its charter)
              Belize                                       NA
         -------------                                    -----
  (State of incorporation or organization)  (I.R.S. Employer Identification No.)

     East of Muping, Yantai,Shandong, People's Republic of China       NA
     -----------------------------------------------------------     ------
          (Address of principal executive offices)           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
             Title of each class           Name of each exchange on which
             To be so registered           each class is to be registered
             None/Not Applicable
             ________________________     ______________________________
             ________________________     ______________________________

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
NA (if  applicable)
--

Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, par value $.001
                        --------------------------------
                                (Title of class)
                  _____________________________________________
                                (Title of class)

INFORMATION  REQUIRED  IN  REGISTRATION  STATEMENT

ITEM  1.  DESCRIPTION  OF  REGISTRANT'S  SECURITIES  TO  BE  REGISTERED.

The authorized capital of the registrant is $100,000 in the currency of the United States, divided into 100,000,000 shares of $.001 each. All shares are to be issued at par value of $.001.

The registrant may issue shares of different classes, including common, preferred, limited and redeemable shares. All the initial authorized shares numbered 00001-50000 shall be issued as common shares.

The designations, powers, preferences, rights, qualifications and limitations and restrictions of each class and series of shares that the registrant is authorized to issue, including but not limited to, the allocation of different rights as to voting dividends, redemption and distribution on liquidation, shall be fixed by resolution of the directors unless such designations, powers, preferences, rights, qualifications, limitations and restrictions are fixed by the Memorandum of Association or the Articles of Association of the registrant.

Each member of the registrant is entitled to one vote per share on each matter presented at a meeting of members.

The directors, by resolution, may declare and pay dividends in money, shares or other property, but dividends shall only be declared out of surplus.

ITEM  2.  EXHIBITS.

The  following  exhibits  are  filed  as  a  part of the registration statement:

(1) Memorandum of Association and Articles of Association of Equity Finance Holding Corporation

(2) The International Business Companies Act Memorandum of Association of Equity Finance Holding Corporation

(3) The International Business Companies Act Articles of Association of Equity Finance Holding Corporation (Interpretation)

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)

YantaiDahua Holdings Company Limited (formerly Equity Finance Holding
Corporation
--------------------------------------------------------------------------------


Date  February  18,  2003
      -------------------


By______________________________________________________________
        TANG  Yuxiang,  Chairman  and  Chief  Executive  Officer

EXHIBIT 1
                                     BELIZE

                 THE INTERNATIONAL BUSINESS COMPANIES ACT 19ss.0

                                  MEMORANDUM OF

                                   ASSOCIATION

                                       AND

                                   ARTICLES OF

                                   ASSOCIATION

                                       OF

                             EQUITY FINANCE HOLDING

                                   CORPORATION

                                     IBC No.6825

                                INCORPORATED THE

                             6th DAY OF MARCH, 1998

                                 REGISTERED AGENT:

                                 DICKIE BRADLEY
                                 2A King Street
                                 Belize city
                                 BELIZE
                                 Central America
                                 Telephone: 501 02 70810
                                 FAX 501 02 77159.

                           THE CORRESPONDING BUSINESS







CLAUSE

                           MEMORANDUM OF ASSOCIATION

CLAUSE                                                                 PAGE
------                                                                 ----

1      NAME .......................................................      1
2      REGISTERED OFFICE ..........................................      1
3      REGISTERED AGENT ...........................................      1
4      GENERAL OBJECTS AND POWERS .................................      1
5      EXCLUSIONS .................................................      6
6      SHARE CAPITAL ..............................................      7
7      AMENDMENTS .................................................      8

                            ARTICLES OF ASSOCIATION
ARTICLES
--------

1      PRELIMINARY ................................................      9
2      OFFICES ....................................................     10
3      REGISTERED SHARES ..........................................     10
4      BEARER SHARES ..............................................     10
5      SHARES - ASCI, TRANSFER AND TRANSMISSION ...................     13
6      MEETINGS OF MEMBERS ........................................     15
7      VOTING AND PROXIES .........................................     18
8      DIRECTORS ..................................................     19
9      POWERS OF DIRECTORS ........................................     19
10     PROCEEDINGS Or DIRECTORS ...................................     20
11     OFFICERS ...................................................     21
12     SEAL .......................................................     22
13     DIVIDENDS ..................................................     23
14     AUDIT ......................................................     23
15     NOTICES ....................................................     24
16     AMENDMENTS .................................................     25

EXHIBIT 2
                                     BELIZE

                  THE INTERNATIONAL BUSINESS COMPANIES ACT 1990

                                  MEMORANDUM OF

                                   ASSOCIATION

                                       or

                       EQUITY FINANCE HOLDING CORPORATION

1.   NAME
     ----

     The name of the Company is EQUITY FINANCE HOL13ING CORPORATION.

2.   REGISTERED OFFICE
     -----------------

     The Registered Office of the Company ~& 2A King Street, Belize City or such other place within BELIZE as the company may from time to time by a resolution of the members determine.

3.   REGISTERED AGENT
     ----------------

     The Registered Agent of the Company is DICKIE Bradley of 2A King Street, Belize City, or such other person qualified under the International Business Companies hut IS90 (the "Act-) as the Company may from time to time by a resolution of the members determin

4.   GENERAL OBJECTS AND POWERS
     --------------------------

     The objects of the company are to engage in any act or activity that is not prohibited under any law for the time being in force in Belize including, but not limited to, the following:

     4.1 to carry on the business of an investment company and for that purpose to acquire and hold either in the name of the company or in that of any nominee shares, stocks, debentures, debenture stock scrip, bonds, notes, delegations. investments end securities and warrants or options in respect of any shares, stocks, debentures, debenture stock, scrip, bonds, notes, obligations,, investments or securities;

     4.2 to carrry debenture quire such shares, stock debentures, stocks, strip, bonds, notes, obligations, investments, or securities or warrants or options therein by original subscription, contract, tender, purchase . exchange, .Underwriting, participation in Syndicates or otherwise, and whether.or not fully paid up, and to subscribe for the same subject to ouch terms and conditions (it any) am may be thought fit;

     4.3 to exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stock, obligation* or other securities Including with prejudice to the generality of the foregoing &11 such powers of veto or control as may be Conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof And to provide managerial and other executive supervisory and consultancy Services for or in relation to any company in which the Company is interested upon such terms as may be thought fit;

     4.4 to acquire and hold either in the name of the Company or in that of any nominee and whether as principal or broker or agent any currency in any form in any part of the world end any commodity and 1-0 enter into any Contract of purchase, sale. or option to Purchase or sell In respect. of any such currency or commodity;

     4.5 to offer for public subscription any shares or stocks in the capital of or debentures or debenture stock or other securities of or otherwise to establish or promote or concur In establishing or promoting, any company, society anonyme, association, undertaking or public or private body;

     4.6 to carry on business as Capitalists, financiers, concessionaires and merchants and to undertake and carry on and execute and, other business which may Boom to be Capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of, or render profitable, any of the Company's property or rights;

     4.7 to carry on the business of a property investment and holding company and for that purpose co purchase, take on lease, or in exchange, or otherwise acquire, hold, undertake, or direct the management of work, develop the resources of, and turn to account any estates lands, buildings, tenements, and other real property and property of every description, whether of, freehold, leasehold, or other Tenure, and wheresoever situate, end any, interests therein, rights and powers conferred by, or incident to, the ownership of any such property;

     4.8 to sell, lease. let, mortgage, or otherwise dispose of, grant rights over or otherwise provide any such property of the company without seeking rental or consideration for much disposal or provision, or otherwise upon each terms as the Company shall determine;

     4.9 to acquire and assume for any estate or interest and to take options over, construct develop Or exploit any property real or personal or movable or immovable and rig t a of any *Find and the whole or any part of the undertaking assets and liabilities of any person and to act and carry on business as a holding company:

     4.10 to acquire, trade and deal with, or hold stocks, shares, bonds, debentures, scrip, investments and securities of all kinds issued in any country in any part of the world;

     4.11 to raise and Borrow money by the issue of shares, stock, debentures, bonds, obligations, deposit notes and otherwise howsoever and to underwrite any such issue and without limiting the generality of the foregoing to secure or discharge Any debt or obligation of or binding on the Company in any manner and in particular by the issue of debenture (perpetual or otherwise) and to secure the repayment of any money borrowed raised or owing by mortgage, charge. or lien upon the whole or any part of the Company's property or assets (whether present or future);

     4.12 to deposit the monies of the Company with any company or person and to advance and land money upon such terms as may he arranged and with or without security and to guarantee the performance of any contract of obligation and the payment of money of or by any person or company, and generally to give guarantees and indemnities including guarantees And indemnities in respect of the liabilities of person whether or not associated with the Company and whether or not the Company receives Any consideration therefor and to secure any such guarantee or indemnity by the grant of charges, mortgages or liens on the whole be Any part of the Company's property or assets present of future;

     4.13 to Apply for, purchase or by other means acquire and protect, prolong and renew Any patents, patent -right, brevets d'invention, licences, trade marks, protections and concessions or other rights which may appear likely to be advantageous or useful to the Company,

     4.14 to acquire and undertake, an any terms and subject to any conditions, the whole or any part of the business, property and liabilities of any person or company carrying an any business which the company is authorized to carry on, or Possessed Of property suitable for 'the purposes of the Company;

     4.15 to amalgamate with or enter into. partnership or any joint purpose or profitsharing arrangement with or to co-operate in any way with, or assist or subsidise any Company, firm or person carrying on, or proposing to carry on, any business within the obkects of the Company;

     4.16 to purchase with a view to closing or reselling in whole or in part any business or properties which may seem or he deemed likely to injure by competition or otherwise, any business or branch of business which the Company is authorized to carry on, and to close, abandon and give up any work or businesses at any time acquired by the Company;

     4.17 to act as directors or managers of or to appoint directors or managers of any subsidiary company Or of any other company in which this Company is or may be interested;

     4.18 to make, draw, accept, endorse, discount, negotiate, execute and issue and to buy, sell and deal in promissory notes bills of exchange, cheques bills of lading, shipping documents, docks and warehouse warrants and other instruments negotiable or transferable or otherwise;

     4.19 to land money with or without security and to subsidise assist and guarantee the payment of money by or the performance of any contract, engagement or obligation by any persons or companies;

     4.20 to constitute any trusts with 6 view to the issue of preferred or deferred or any other special stocks or securities based on or representing any shares, Stocks or other asset specifically appropriated for the purpose of any such trusts, and to settle and regulate and, if thought fit, to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities;

     4.21 to pay all preliminary expenses of the Company and any company promoted by the Company or any company in which this Company is or may contemplate being interested including in such preliminary expenses all or any part of the costa and expenses Of Owners of any business or property acquired by the company;

     4.22 to enter into any arrangements with any -,overnment or authority imperial, supreme, municipal, local or otherwise, or company that Rooms 'conductive to the Company's objects or any of them and to obtain from any such Government, authority, or company any charters, contracts. decrees, rights, grants. loans, privileges or concessions which the Company may think it desireable to Obtain and to carry out, exercise and comply with others

     4.23 to vent any real or personal property, rights or interest, acquired by or belonging to the Company in any person or company on behalf or for the benefit of the Company, with or without any declared trust in favors of the Company;

     4.24 to undertake and perform sub-contracts and to act through or by means of Agents, brokers, sub-contractors or others;

     4.25 to remunerate any person or company rendering services to the Company, whether by cash payment or by the allotment to him or them of shares, stocks, debentures, bonds or other securities of the Company credited as paid " up in full or in part or otherwise;

     4.26 to procure the Company to be registered or recognised in any part of the world outside Belizw

     4.27 to distribute among the members of the company in kind any property of the Company (whether by way of dividend or otherwise and in particular any shares, stocks, debentures, bonds or other securities belonging to or at the disposal Of the company;

     4.28 to do all or any of the above things in any part of the world, and either as principals, agents, trustees contractors or otherwise and either alone or in conjunction with others, and either by or through agents, sub-contractors, trustees or

     4.29 to accept payment for any property or rights sold or other-wine disposed of or dealt with by the Company either in cash, by instalments or otherwise or in fully or partly paid up shares of any company or corporation, with Or without defered or preferred rights in respect of dividend or repayment of capital or otherwise or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporations or partly in one mode and partly in another and to hold, dispose of or otherwise deal with any shares. stock or securities no acquired;

     4.30 to have the power exercisable solely by resolution of the directors to Vast the corpus or the income of any trust in itself and to do all such things as may be conducive to the attainment of such objects; and

     4.31 to make much gifts of the Company's property as all members of the Company in general meeting shall decide including without limiting the generality thereof, the power to vast all or any part of the Company's property revocable De irrevocable in the name of trustees for the benefit of such person or persons including the Company on such terms as all the members of the company in general meeting shall decide

The Company shall have all such power &a are permitted by law for the time being to force in Beliza which are necessary or conducive to the conduct promotion or attainment of the objects of the Company

5.   EXCLUSIONS
     ----------

     5.1  The Company shall not,

          5.1.1 carry on business with per acne resident on Belize;

          5.1.2 own an interest in real properity situate in Belize, other than a lease referred to in paragraph 5.2.5 of sub - clause 5-2 below:

          5-1.3 carry on a banking business

          5.1.4 carry in business as an insurance or & reinsurance company; or

          5.1.5 carry on the business of providing the registered office for companies.

     5.2 For the purpose of paragraph 5.1-1 of sub-clause 6.1 above the Company shall not be treated as carrying on business with persons resident in Belize City by reason only that:

          5.2.1 it makes or maintains deposits with a company incorporated in Belize and carrying on a banking business within Belize;

          5.2.2 it makes or maintains professional contact with solicitors, barristers, accountants bookkeepers, truercompanies, adminis companies, Investment advisers or other similar persons carrying on business within Belize;

          5.2.3 it prepares or maintains books and records within Belize:

          5.2.4 it. holds. within Belize. meetings of its directors or members;

          5.2.5it holds a lease of property for use as an office from which to communicate with members or where - books and records of the Company are prepared or maintained,

          5.2.6it holdsshares, debt obligations or other securities in a company incorporated under the Act or under the Companies Act;

          5.2.7shares, debt obligations or other securities in the Company are owned by any person resident. in Belize or by any company incorporated. under the Act or under the Companies Act; or

          5.2.8it owns a vessel or vessels registered in Belize inaccordance with the Merchant Shipping Act,1989

6. SHARE CAPITAL
   -------------

          6.1 Shares in the Company shall be issued in the currency of The United States of America.

          6.2 The authorized capital of the Company is fifty thousand dollars ($50,000) divided into fifty thousands (50,000) shares of one dollar par value

          6.3 The authorized share capital of the Company is made up of one class of share divided intofifty thousand (50,000) shares of one dollar par value with one (1) vote for each share.

          6.4 The designations, powers, preferences, rights, qualifications, limitations and restrictions of each class and series of shares tbat the Company is authorized to issue including, but not limited to, the allocation of different rights as to voting, dividends, redemption or distribution on liquidation shall be fixed by resolution of the directors of the Company unless Such designations, powers, preferences, rights, qualifications, limitations and restrictions axe fixed by this Memorandum of Association or the Articles of Association Of the Company

          6.5  Registered or Bearer Shares

               6.5.1the Company may issued all or part of its authorized  shares either as registered shares issued to bearer sod the directors of the Company shall be empowered to determine by resolution of the directors which of such authorized shares shall be issued as registered shares and which as shares issued to bearer unless such determination is fixed by this Memorandum. of Association or the Articles of Association of the Company.

               6.5.2snares  Issued an  registered  shares may be a exchanged for shares issued to bearer shares issued to bearer may be exchanged for registered shares

               6.5.3notice to the  holders of shares  issued to bearer  shall be sent by prepaid registered pant addressed to the addressed to which the original bearer share certificates were despatched and/or in the manner not out in the Articles of Association of the Company and compliance with the foregoing shall constitute proper service of any notice upon the bearer or ouch shares.

          6.6 Registered shares in the Company May be transferred, subject to Compliance with the requirements of the Act And of this Memorandum of Association and the Articles of Association of the Company.

7.   AMENDMENTS
     ----------

     The Company may amend this Memorandum of Association by a resolution of its members.

For the purpose or incorporating an International Business Company under the laws of Belize the person whose name and address appears below is the subscriber hereby subscribes its name to this Memorandum of Association in the presence of the undersigned withness:

SIGNATURE OF WITNESS                            SIGNATURE OF SUBSCRIBER

/s/ F. MARSHALLETK                             /s/ DICKIE BRADLEY
--------------------------                     ------------------------------

 Name: F.MARSHALLETK                           Name DICKIE BRADLEY

 Address: 2A King Street                       Address. 2A king Street
                                                        Belize City, Belize
                                                        Central America

   BELIZE CITY                                 DICKIE BRADLEY
--------------------------                     ------------------------------
    BELIZE
--------------------------                     ------------------------------

Date:  25 FEB 1998                             DATE: 25 FEB 1998
     ---------------------                         --------------------------

EXHIBIT 3

                                     BELIZE

                           THE INTERNATIONAL BUSINESS

                               COMPANIES ACT 1990

                             ARTICLES OF ASSOCIATION

                                       OF

                             EQUITY FINANCE HOLDING

                                   CORPORATION

                                 1. PRELIMINARY
                                 --------------

In theme Articles, if not inconsistent with the subject or context, the words and expressions standing in the first Column of the following table shall boar the meaning set opposite them respectively in the second column thereof:

Words               Meanings
-----               --------

the  Memorandum     the  Memorandum  of  Association  of the Company as original framed or as from tithe to time amended,

the Act the International Business Companies Act 1990 including any Statutory modification of re-enactment thereof for the time being in force;

the Seal the Common Seal of the Company, any Overseas Seal or any Securities Seal authorised in accordance with Article 121 titles these Articles of Association an originally framed or as from time to time amended,

"written" or any term of like import includes word* typewritten, Printed, painted, engraved lithographed, photographed Or represented at reproduced by any mode or representing or reproducing words in a visible form, including telex, telegram, cable or other form of writing produced by electronic communication.

Save as aforesaid, words or expressions contained in these Articles shall bear the same meanings as in the Act but: excluding any statutory modification thereof not in force when these Articles become binding on the Company.

Words importing the singular number shall include the plural number and vice versa: words importing the masculine gender shall include the feminine and neuter genders respectively: words Importing persons shall include bodies corporate and unincorporated associations of persons.

A reference to money I in these Articles is a reference to the currency of the United States of America unless otherwise stated.

                                   2. OFFICES
                                   ----------

The company shall at all times have a registered office in Belize, a Company may have an office or offices at such other place or places within or outside as the directors may from time to time by resolution of the directors appoint at the business of the Company may require.

                                 3. REGISTERED SHARES
                                 --------------------


SECTION 1

The Company shall issue to every member holding registered shares in the Company a certificate signed by a dirrector Or officer at the Company anti under the Seal specifying the share or shares held by him.

SECTION 2

Any member receiving a share certificate for registered shares shall indemnify and hold the Company and Its directors and officers harmless from any lore or liability which it be they may incur by reason of the wrongful or fraudulent us* made by any person 'by virtue of the possession thereof. if a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof Of its 105B together with such indemnity as may be required by a resolution of the directors.

SECTION 3

If several persons are registered as joint holders or any shares, -ny one Of such persons may give an effectual receipt for any vidend payable in respect of such shares.

                                4. BEARER SHARES
                                ----------------

SECTION I

Subject to a request for the issue of bearer shares and to the payment of the appropriate consideration for the shares to be issued, the Company way, to the extent authorised by the Memorandum, issue bearer shares to, and at the expense of, such person as shall be specified in the request. The Company may also, upon receiving a request in writing accompanied by the share certificate for the shares in question, exchange registered shares far bearer shares or may exchange bearer shares for registered shares. Such request served or. the Company by the holder of bearer shares shall specify the name and address of the person to be registered and unless the request Lr delivered in person by. the bearer shall be Authenticated an hereinafter provided. Such request served an the Company by the holder of bearer shares

                                     BELIZE

                                THE INTERNATIONAL

                                    BUSINESS

                                  COMPANIES ACT

                                  MEMORANDUM OF

                                   ASSOCIATION

                                       of

                       EQUITY FINANCE HOLDING CORPORATION.

                        An International Business Company

1.   Name:               EQUITY FINANCE HOLDING CORPORATION

2.   Registered:         56 Regent Street, Belize City, Belize
     Office

3.   Registered:         UNITED OFFSHORE  SERVICES  LIMITED,  56 Regent
                         Street,  Belize City, Belize.

4.   Objects of:         The object of this company is to engage
     Company             any or activity not prohibited by Law.

5.   Currency  of:       The  shares in the  company  shall be  issued
     Shares              in the currency  of the  United  States of  America.

6.   Authorised:         The  authorised capital of the  Company is
     Capital             $50,000.00  in the  currency  of United States of
                         America divided into 100,000,000 shares of 6. $.001 each. All shares are to he issued at par value of $.001.

7.   Classes of          The Company may issue shares of different
     Shares              classes including common  shares,  preferred,
                         limited and redeemable shares. All the initial authorised shares numbered 00001-50000 shall be issued as common shares.

8.   Designations:       The directors of the Company are etc. authorise
     Powers              to fix any and all designations, powers,
                         Preferences, rights, qualifications, limitations and restrictions on the shares of the Company as they determine in their absolute discretion.

9.   Issuance of         Shares in the Company may be issued either
     Shares              as registered shares or as bearer shares.

The undersigned whose name and address is subscribed, is desirous of being formed into a Company in pursuance of this Memorandum of Association.

NAME (S),     ADDRESS (ES) AND DESCRIPTION(S) OF SUBSCRIBER(S)


/S/ D. Waithe
UNITED OFFSHORE SERVICES LIMITED
56 Regent Street
Belize City
Belize



Attorney-at-Law


DATED this 9th day of February, 2001



Witness to the above signature:           /s/ E. Richards
                                          56 Regent St.
                                          Belize   City
                                          Belize

EXHIBIT 2



BELIZE

                                THE INTERNATIONAL
                                    BUSINESS
                                  COMPANIES ACT
                             ARTICLES OF ASSOCIATION
                                       of
                       EQUITY FINANCE HOLDING CORPORATION.
                        An international Business Company

                                 INTERPRETATION

     1. In these Articles, unless the subject or Context otherwise requires, the words standing in the first column of the table next hereinafter ter contained shall bear the meanings set opposite to them respectively in the second column thereof:

           WORDS                                          MEANINGS
 The Act of the international                 The International Business
 Business Companies Act                       Companies Act 1990 as amended
                                              and every other Act for the time
                                              being in force concerning
                                              International Business Companies
                                              and affecting the Company.

 These Articles                               These Articles of Association
                                              as now framed or as altered from
                                              time to time by the procedure
                                              laid out in section 16 of the
                                              Act.

 The Company                                  EQUITY FINANCE HOLDING
                                              CORPORATIONS

 The Directors                                The Directors for the time being
                                              of the Company.

 The Office                                   The registered office for the time
                                              being of the Company.

 The Agent                                    The registered agent for the time
                                              being of the Company.

 The Seal                                     The common seal of the Company.

     Writing shall include printing lithography, photography and other modes of representing or reproducing words in a visible form, Words importing the singular number only shall include the plural number, and vice versa.

     Words importing the masculine gender only shall include the feminine gender and vice versa.

     Words importing persons shall include bodies corporate and vice Versa. Save as aforesaid, any words or expressions defined in the Act shall, except where the subject or context forbids, bear the same meaning in these Articles,

                                 PRIVATE COMPANY

          2. The Company is an International Business company, and accordingly

               (a) the right to transfer the shares of the Company is unrestricted by these Articles; and

               (b)  the number of members of the Company shall be unlimited.

                                     SHARES

          3. The initial capital of the Company is $50,000.00 in the currency of the United States of America divided into 100,000,000 shares of $.001 each and divided into such classes as provided by clause 7 of the Memorandum of Association and the Company may from time to time by resolution of directors exercise the powers and provisions contained in sections 9 and 24 of the Act.

          4. The shares shall be under the control of the Directors, who may allot and issue the same to such persons on such terms and conditions and at such times as the Directors think fit, but so that no shares shall be issued unless the consideration in respect of the share is fully paid.

          5. The rights attached to any class of (unless otherwise provided by the terms of issue of the shares of that class) may, whether or right not the Company is being wound up, be varied with the consent in writing of the holders of three fourths of the issued shares of that classs compelled to accept any shares or other securities whereon there is any liability.

                                    INDEMNITY

          105. In addition to section 57 of the Act every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by the Act


NAME(S), ADDRESS(ES) AND DESCRIPTION(S) OF SUBSCRIBER(S)


/S/ D. Waithe
UNITED OFFSHORE SERVICES LIMITED
56 Regent
Street, Belize City, Belize.



Attorney-at-Law
DATED this 9th day of February 2001


Witness to the above signature;                    /S/ E. Richards
                                                   56 Regent Street
                                                   Belize City,
                                                   Belize
shall also be accompanied by any coupons or talons which at the date as such delivery have not become due for payment of dividends or any other distribution by the company to the holders of such shares. allowing such exchange the share certificate relating to the exchange shares shall be delivered an directed by the member requesting the exchange.

SECTION 2

Bearer snare certificates Shall be under the Seal and Shall state that the bearer is entitled to the Shares therein specified and may provide by coupons, talons, or otherwise for the payment of dividends or other monies on the =hare= included therein.

SECTION 3

Subject to the -provisions of the Act, the memorandum and of these Articles the bearer of a bearer share certificate Shall be deemed to be a member of the Company and Shall be entitled to the Same rights and privileges as he would have had if his name had been included in the share register of the company 45 the holder of the shares.

SECTION 4

Subject to any specific provisions in these articles, in order to exercise his rights as a member Of the Company, the bearer Of a bearer share certificate shall produce the bearer share certificate as evidence of his membership of the Company. Without prejudice to the generality of the foregoing the following rights may be exercised in-the following manner:

(a) for the purpose of excerising hie voting rights at a meeting the bearer of a bearer shire certificate shall produce ouch certificate to the chairman of the meeting;

(b) for the purpose of excerising his vote on a resolution in writing, the bearer of a Nearer share certificate shall cause his signature to any such resolution to be. authenticated as hereinafter provided;

(c) for the purpose of requisitioning a meeting of members, the bearer of a bearer share certificate shall address him requisition to the directors and him signatures thereon shall be duly authenticated an hereinafter provided; and

(d) for the purpose of resolving divi dends the bearer of a bearer share certificate shall present at ouch places as may be designated by the directors any coupons or talone issued for such purpose, or shall I present the bearer share cert if icate to any paying agent authorized to pay dividends

SECTION 5

the signature of a bearer of a bearer share certificate shall be deemed to be duly authenticated if the bearer of the bearer share Certificate shall produce such certificate to a notary public or a bank manager or a director or officer of the company (herein referred to as an "authorised person") aria If the authorised person shall endorse the document bearing such signature with a statement.

(a) identifying the bearer share certificate produced to him. by number and date and specifying the number of shares and the class of share (if appropriate) comprised therein;

(b) confirming that the signatures of the bearer of the bearer share certificate was subscribed in his presence and that if the bearer is representing a body. corporate he has so acknowledged and has produced satisfactory evidence thereof;

(c) specifying the capacity in which tie is qualified aman authorised person and, if a notary public. affixing his seal thereto or, if a bank manger, attaching an identifying stamp of the bank of which be is a manager.

SECTION 6

Notwithstanding any other provisions of theses Articles, at any time, the bearer of a bearer &haze certificate may deliver the certificate for such shares into the custody of the Company at its registered office, whereupon the Company shall issue a receipt therefore under the seal signed by a director or officer Identifying by name and address the person delivering such certificate and specifyIng the date and number of the bearer share certificate so deposited and the umber of shares comprised therein. Any such receipt may be used by '0 person named therein for the purpose of exercising the rights vested in the shares represented by the bearer share certificate of deposited shall be returned to the person named in the receipt or his personal representative (if such person be dead) and thereupon the receipt Issued therefor shall be of no further effect whatsoever and shall be returned to the company for cancellation or, it it has been lost or mislaid, Such indemnity am may be required by resolution of the directors shall be given to the Company.

SECTION 7

the bearer of a bearer share certificate shall for all purposes be deemed to be the owner of the shares comprised in such certificate and in no circumstances shall the Company or the chairman of may meeting of members or the Company's registrars or any director or officer of the Company or any authorized person be obliged to enquire into the circumstances whereby a bearer share certificate came into the hands of the Dearer thereof, or to question the validity or authenticity of any action taken by the bearer of a bearer share certificate Whose Signature has been authenticated as provided In
Section 5 above.

SECTION 8

It the bearer of a bearer share certificate shall be a company, then all the rights exercisable by virtue of such shareholding may be exercised by an individual duly authorized to represent the company but unless such individual shall acknowledge that he in representing a company and shall produce upon request satisfactory evidence that he is duly Authorized to, represent the company, the individual shall for all purposes hereof be regarded as the holder or the shares in any bearer share certificate held by him.

SECTION 9

The directors may provide for payment of dividends to the holders of hearer shares by coupon or talons and in such event the coupons or talon* %hall be in such form -and payable at such time and in such time and !a such place or places an the directors shall resolve. The Company shall be entitled to recognize the absolute right of the bearer of any coupon or talon issued as aforesaid to payment of the dividend to which it relates and delivery of the coupon or talon to the Company or Its agents Shall constitute In all respects a good and final discharge of the Company in respect of Such dividend.

SECTION 10

It any bearer share certificate, coupon or talon be worn out or defaced, the directors may, upon the surrender thereof for cancellation, issue a now one In its stead, and if any bearer share certificate coupon or talon be lost or destruction be established to their satisfaction, and upon such indemnity being given to the Company as it shall be resolution of the directors determine, issue a now bearer share certificate in its stead, and in either came on Payment of such sum as the Company may from time to time by resolution of the directors require. In case of loss or destruction the person to whom such new bearer share certificate, coupon or talon Is Issued shall also bear and pay to the Company all expenses incidental to the Investigation by the Company Of the evidence of such long or destruction and to Such Indemnity.

                  5. SHARES - ISSUE, TRANSFER AND TRANSMISSION
                  --------------------------------------------

SECTION 1

Subject to the provisions of the Act, the Memorandum, these Articles and any resolution of the members of the Company any issued shares; of the Company shall be at the disposal of the directors who may, without prejudice to any rights previously conferred on the holders of any existing shares or class or series of Shares, offer, allot, grant options over or otherwise dispose of the shares to such Persons, at such times and upon such terms and conditions as the directors may determine.

SECTION 2

The Company shall issue certificates in respect of its shares, whether registered shares or bearer sharer. No notice of a trust, whether expressed, implied or constructive, shall be entered in the share register of the company.

SECTION 3

The directors may refuse to register any transfer of share-, in favor of more than four parsons Jointly

SECTION 4

The registration of transfere of shares may be suspended and the share registrar closed at ouch timer and for such periods as the company may from time to time by resolution of the directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months

SECTION 5

The executor of administrator of a deceased member, the guardian of an incompetent member of the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his shares but they shall not be entitled to exercise any rights as a member of the company until they have proceeded as set forth in the Act and in Section 6 below.

SECTION 6

  Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence Or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be - required by the directors An application by any such persons to be registered a% a member shall be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it', as such.

 SECTION 7

The directors may make such rules and requlations as are in accordance with the Act, the Memorandum and these Articles and as they may deem expedient concerning the issuance and transfer of Certificates representing shares of the Company and may appoint transfer agents or registrar. or both, and may require all share certificates to bear the signatures of either or both of the foregoing. Nothing herein shall be construed to prohibit the Company from acruing on its own transfer agent at any of Its offices.

                             6. MEETINGS OF MEMBERS
                             ----------------------

SECTION I

The Company may hold once in every calendar year an annual meeting at such time and place as may be designated in the notice of meeting

SECTION 2

All meetings of members other then annual meetings shall be called Special meetings. The directors may call special meetings and, on the requisition of members pursuant to the provision& of the Act, shall forthwith proceed to call a special mating for a date not later than eight weeks after receipt of the requisition.

SECTION 3

Meetings of the members shall be held at such place either within or without Belize am may be fixed from time to time by the directors or if no such place has been fixed, such place an shall be stated in the notice of any such meeting.

SECTION 4

written notice of the time, place and, as far es practicable, purposes of each meeting of the members Shall be given by any director of by the Secretary and shall be served in the manner required by Article is Section I to each member entitled to vote at Such meeting.

SECTION 5

Each meeting of the members shall be preceded over by the Chairman of the board of directors (if any) or. In his absence, by such person as my he designated from time to time by the board of directors or, in the absence of Such person or If there shall be no such designation, by a .,hairman to be chosen at the meeting. The Secretary shall act as secretary of each meeting of the members or, if he shall not be present, such person as may be designated by the board of directors shall act as much secretary or, in the absence of such person or if there shall be no such designation, a secretary shall he chosen at the meeting.

SECTION 6

Without prejudice to Section 17 below, at all, Meetings of the members two persons entitled to vote upon the business to be transacted, each being a, member or a proxy for a member or a duly authorized represe ntat ive of a corporation, shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by the Act, by the Memorandum or by these Articles.

SECTION 7

No business shall be transacted at any meeting of the members unless a quorum is present. IF such quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned from time to time until a quorum shall attend or to such time and place an the directors may determine. SECTION a The chairman may, with the consent of a meeting at which quorum is present (and shall If so. directed by the meetings), adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting other than business which might Properly have been transacted at; the meeting had the adjournment not taken place. when a meeting Is adjourned for fourteen days or more notice shall be give of the adjourned meeting in accordance with Section 4 above. otherwise It shall not be necessary to give any such notice.

SECTION 9

A directors shall, notwithstanding that he is not a Member, be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the company.

SECTION 10

A revolution put to the vote of a meeting of the members shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. subject to the provision of the act or the Memorandum, a poll may be demanded

          (1)  by the chairman of the meeting or

          (2)  by at least two members having the right to vote A meeting; or

          (3) by a member or member= representing Act less than 10 per cent, or the total voting rights of all the, Members having the right to vote at the meeting;

and a demand by a person &a proxy for a member shall be the Game as a demand by the member.

SECTION 11

Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or net carried by a particular majority and an entry to that effect in the minutes of the, meeting shall be conclusive evidence of the fact without. proof of the number of proportion of the votes recorded in favour Of Or against the resolution.

SECTION 12

The demand for a poll may, before the poll is taken, be withdrawn but Only with the consent of the chairman and a demand so withdrawn .shallnot be taken to have invalidated the result of a show of hands declared before the demand was made.

SECTION 13

A poll shall be taken as the chairman direct& and he May appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll- The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded

SECTION 14

In the case of an equality of votes whether an a show of hands or an a poll, the chairman shall be entitled to a casting vote in addition to any or-her vote he may have.

SECTION IS

A poll demanded on the election of a chairman or an a question of adjournment shall he taken forthwith; a poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had no" been made.

SECTION 16

No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it to demanded. . in any other case at lease seven days' notice shall be given specifying the time and place at which the poll is to be taken,

SECTION 17

If the Company shall have only one member then, provided that such member represents, in person or by proxy, a majority of the shares of the company issued and outstanding that: members shall have full power to represent and act on behalf of the members of the Company a nd the provisions herein contained for meetings of the members shall not apply A, member An aforesaid shall record In writing by signing a note or memorandum all matters requiring a resolution of members of the Company and such act shall. be deemed a resolution that has been carried unanimously by the members of the company having the right to vote upon the matter in question. Such a note or memorandum shall be in lieu of minutes of a meeting and shall constitute sufficient evidence of such resolution for all purposes.

                              2. VOTINC AND PROXIES
                              ---------------------

SECTION I

At each meeting of the members, if there shall be a quorum, 4 majority Of the vote& cast at such meeting by the holders of Shares entitled to vote thereon, and present in person or by proxy, shall decide all matters brought before such meeting, except as otherwise provided by the Act, by the Memorandum or by these Articles.

SECTION 2

Subject to any rights or restrictions attached to any class of shares and to any provisions of the Act regarding joint ownership of shares, at any meeting of the Company each member present in person shall be entitled to one vote on any question to be decided on a show of hands and each member present in person by proxy shall be entitled an a poll to one vote for oath share hold by him. A member shall be deemed to be present if he participates by telephone or other electronic means in the manner required by the act In which event he shall be deemed to have raised or failed to raise his hand on a show of hands and to have voted. either for, against or abstained on a poll as communicated by the participant by telephone or other electronic means as appropriate, at the time of the vote in question. Any failure so to communicate by the participant shall he deemed to be a failure to raise his hands an a show of hands and an abstention on a poll on the vote in question.

SECTION 3

No objection shall be raised to the qualification of any vote except at the meeting at which the vote objected to is tendered. Any objection made in due time shall he referred to the chairman of the meeting whose decision shall be Final and conclusive.

SECTION 4

The instrument appointing a proxy shall be in writing under the hand Of the appointer or of is attorney, or, if such appointer is a company either under the hand of any duly appointed director or officer of such company or under its common seal. ile instrument appointment a proxy shall be in any usual or common form or any other form which the directors shall from time to time approve or accept no person shall be appointed a proxy who is not a member.

SECTION 5

The provisions of Section 4 above are In addition to and not in derogation of any other statutory or other provision enabling a company (wherever incorporated) which in member of this Company to authorise a. person to act as its representative at a meeting of the members of the company.

SECTION 6

An instrument either appointing a proxy or evidencing an authorization made in the manner referred to in Section 4 above shall be left with the Secretary not loss than 24 hours, or such shorter time as may be stated in the form of proxy circulated with the notice of the meeting before the holding of the meeting or adjourned meeting, as the case may be, at which the person named in such instrument proposes to vote.

                                  S. DIRECTORS
                                  ------------

SECTION I

The first directors of the Company shall be elected by the subscribers to the Memorandum; and thereafter, new directors Shall elected by the member or by the existing directors for such term as the members or the directors, respectively, shall determine.

SECTION 2

The minimum number of directors shall be one and the maximum shall be ten.

SECTION 3

Each director  shall hold office for the term, if any,  fixed.  by resolution of
the  members  or  directors,  as  appropriate,   or  until  his  earlier  death,
resignation or removal.

SECTION 4

Any director may be removed from office, with or without cause, by a resolution of the members or a resolution of the directors.

                              9.POWERS OF DIRECTORS
                              ---------------------

SECTION I

The business and affairs o f the Company shall be managed by a board of directors which shall consist of one or more persons who may be individuals at companies. The directors may pay all expenses incurred preliminary to and in connection, with the formation, incorporation and registration of the Company and may exercise all such powers; of the Company as are not by the Act or by the Memorandum on by these Articles required to be exercised by the members or any other person, subject to any delegation of such powers A* may be authorized by these Articles and ea Duch requirements as may be prescribed by a resolution Of member; but no requirement made by a resolution of members shall prevail if it be inconsistent with the Act, the Memorandum or these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid it such requirement had not been made.

SECTION 2

Any director which is. a body corporate may, appoint any person its duly authorized representative for the purpose of representing it at meetings of the board of directors or with respect to written consents of the directors.

SECTION 3

The continuing directors may act notwithstanding any vacancy in their body.

SECTION 4

All cheques promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the company , shall he signed drawn, accepted, endorsed or otherwise executed, am rho case may be, in such manner as shall from time to time be determined by resolution of the directors.

                          10. PROCEEDINGS OF DIRECTORS
                          ----------------------------

SECTION I

The directors of the Company or any committee thereof may meet at such timer and in such mariner and places within or outside Belize as the directors may determine to be necessary or desirable.

SECTION 2

A director shall be given not less than I day's notice of meetings of directors, but a meeting of directors held without I day's notice having been given to all directors shall be valid it a majority of the directors entitled to vote at the meeting waived notice Of the meeting and for this purpose, the presence of a director at the meeting shall be deemed to constitute a waiver an his Part.

SECTION 3

Without prejudics to section 4 below, a meeting of director* IN property constituted for all purposes If at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors unless there are only two directors in which case the quorom shall be two.


SECTION 4

It the Company shall have only one director the provisions herein contained for meeting of the directors shall not apply but such sole director shall have full power to represent and act for the Company in. all matters an are not by the hot or Memorandum or theme Articles required to be exercised by the members of the Company and in lieu of minutes of A meeting shall record in writing a" sign a note or memorandums or all matters requiring a resolution of directors, Such e a resolutions of the directors and shall constitute Sufficient evidence Of Duct resolution "Or a11 purposes

SECTION 5

At every meeting of the board of director the Chairman of the board of directors shall preside as chairman of the meeting If there is no Chairman of the board of directors or if the Chairman of the board or director is not present at the meeting the directors present shall choose someone of their number to be chairman of the meeting.

The meeting and proceedings of any committee of directors %hall be governed mutatis mutatdis by the provisions of there Articles regulating the proceeding of directors so far as It-he tame are not superseded by any provisions in the resolution establishing the committee.

                                  11. OFFICERS
                                  ------------

SECTION 1

The company may by resolution of directors appoint officers of the company at much times at shall be considered necessary or expedient. such officers may consist of a Chairman of the board of directors, a vice-chairman of the board of directors President and one or more vicepresidents, Secretary and Treasurer and much other officers as may from time to time be deemed desirable. Any number of offices may so held by the came person

SECTION 2

The emoluments of all the officers shall be fixed by resolution of the directors. subject to the Act, the Memorandum and these Articles, the officers shall perform ouch duties as shall be prescribed at the time of their appointment subject to any modification in much duties as may be proscribed thereafter by resolution of the directors or resolution of the members., but in the absence of any specific allocation of duties it $hall be the responsibility of the Chairman of the board of directors to reside at meetings of directors and members, the vice-chairman to act in the absence of the Chairman, the President to manage the day to clay affairs of the Company, the vice-presidentr to act in order of Seniority but otherwise to perform ouch duties an may be delegated of them by the President, the Secretary to maintain the share Register, minute books and records (other than financial records) of the Company and to ensure compliance with sit procedural requirements imposed on the company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

SECTION 3

The officers of t he Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the company may be filled by resolution of the directors.

                                    12. SEAL
                                    --------

The directors shall provide for the safe custody of the Seal. The Seal when affixed to any written Instrument. shall be witnessed by a director of any other person so Authorized from time to 'time by resolution of directors. The directors may provide for A facsimile of the Seal and of the Signature of any director or authorised person hich may be reproduced by printing Or other Means on any instrument and it shall have the same force and validity as If the Seal had been affixed to such Instrument and the same had been signed as hereinbefore described.

SECTION 2

The company may have for use in any territory, district or place elsewhere than in Belize at% official meal (the overseas Seat"), which shall be a facsimile of its common seal. A deed or Other document to which the Overseas coal is duly affixed shall bind the Company as if it had been coaled ith the common real of the company

SECTION 3

The Company may have for use for sealing securities Issued by the Company and for sealing documents creating or evidencing securities so issued an official coal (the "sucurities Seal") which in a facsimile of the common seal of the Company with the addition on its face of the word Securities Each certificate to whith the Securities Seal shall be affixed need not bear any signature.




                                  13. DIVIDENDS
                                  -------------

SECTION I

The Company may be a resolution of the directors declare and pay dividends in money, shares, or other property but dividends shall only be declared and paid out Of surplue In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording In the resolution of directors authorizing the dividends, a fair Ind proper value for the asset to be so distributed.

SECTION 2

The director may from time to time pay to the members such interim dividends an appear to the directors to be justified by the profits a: the Company.

SECTION 3

The directors may, before declaring any dividend, set aside out of he profits Of the Company such sum as they think proper as A reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

SECTION 4

Notice of any dividend that may have been declared shall be g v to each member in the manner mentioned in Article 15 Section I and all dividends unclaimed for three years after having been declared may be forfeited by resolution of the directors for the benefit Of the, Company.

SECTION 5

No dividend shall bear interest as against the Company.

                                    14.AUDIT
                                    --------

SECTION I

The Company may by resolution of the members call for any accounts of the Company to be examined by auditors.

SECTION 2

The first auditors shall be appointed by resolution of this directors, subsequent auditors Shall be appointed by a resolution of the members

SECTION 3

The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor Of the company during his Continuance in office,

SECTION 4

The remuneration of the auditors of the Company.

(a) in the case of auditors appointed by the directors, may be fixed by resolution of the directors;

(b) subject to the foregoing shall be fixed by resolution of the members or in such manner as the Company may by resolution of the members determine.

SECTION 5

Every auditor of the company shall have a right of access at all times to the books of account and vouchers of the company, and shell be entitled to require. from the directors and officers of the Company such Information and explanations as he thinks necessary for the performance of the duties of the auditors

SECTION 5

The auditors of the Company shall be entitled to receive notice of, and to attend any meetings Of members of the Company at which the Company's profit and loss account; and balance sheet are to be prepared.

                                  15. NOTICES
                                  -----------

SECTION 1

Any notice, information or written statement to be given by the Company to member* must be served, in the case of members holding regsitered shares, personally or sent by mail or by telegraph, cable telex, facsimile transmission or similar communications equipment. if served other than in person. such notice shall be directed to each member at his address as it appears on rho share regsiter of the, Company unless he shall have filed with the Secretary prior to ouch service a written request that notices intended for him be served at some other, address, in which case It shall be directed to the address designation in such request In, The case of members holding shares issued to bearer, any such notice, information or written statement must be served in the manner required by the memorandum and/or by publication in a newspaper in Belize in such other newspaper (if any) as the directors Consider to be appropriate and in a newspaper in the place where the Company has its principal office, it different.

SECTION 2

Any summons, notice, order, document, process Information Or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, as its regsitered office or be leaving It with, or by sending it by registered mail to, the registered agent of the Company.


SECTION 3

service of any summons notice order, document, process, Information or written Statement to be served on the Company may be proved by showing that the summons, notice, order, document, process. information or written statement was mailed in much time a* to admit to its being delivered In the normal course of delivery within rho period prescribed for service and.was correctly addressed and the postage was prepaid.

                                         AMENDMENTS

Those Articles may only be altered, repealed or replaced by resolution of the members of the Company.

For the purpose of incorporating An International business Company under the law% of Belize the parson whose name and address is But out below as Subscriber hereby subscribes its name to these Articles of Association in the presence of the undersigned withness

WITNESS                                        SUBSCRIBER

/s/ F. MARSHALLETK                             /s/ DICKIE BRADLEY
--------------------------                     ------------------------------

 Name: F.MARSHALLETK                           Name DICKIE BRADLEY

 Address: 2A King Street                       Address. 2A king Street
                                                        Belize City, Belize
                                                        Central America

   BELIZE CITY                                 DICKIE BRADLEY
--------------------------                     ------------------------------
    BELIZE
--------------------------                     ------------------------------

Date:  25 FEB 1998                             DATE: 25 FEB 1998
     ---------------------                         --------------------------